EMPLOYMENT AGREEMENT

             THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 22 day of January, 2002, by and between Citizens Community Federal (hereinafter referred to as the "Bank") and Rebecca Johnson (the "Employee").

             WHEREAS, the Employee is currently serving as Vice President-MIC/Accounting; and

             WHEREAS, the Board of Directors believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank; and

             WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof;

             NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

             1. Definitions.

                         (a) The term "Commencement Date" means the date of the contract.

                         (b) The term "Date of Termination" means the earlier of (1) the date upon which the Bank gives notice to the Employee of the termination of the Employee's employment with the Bank or (2) the date upon which the Employee ceases to serve as an employee of the Bank.

                         (c) The term "Involuntary Termination" means the Bank's termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as Vice President-MIC/Accounting; including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 35 mile radius from the Bank's headquarters office as of the date hereof; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Bank personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank; and (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

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                         (d)  The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

             2. Term; Termination of Prior Employment Agreement. The term of this Agreement shall be a period of three years commencing on the Commencement Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that (1) the Bank has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (2) prior to such anniversary, the Board of Directors of the Bank explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

             3. Employment. The Employee is employed as Vice President-MIC/Accounting. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank as the Board of Directors may prescribe from time to time. The Employee shall devote his full business time and attention to his employment under this Agreement.

             4. Compensation.

                         (a) Salary. The Bank agrees to pay the Employee during the term of this Agreement the salary established by the Board of Directors, which shall be $62,000 per year, the amount of which shall increase by five percent on each January 1 during the term of this Agreement; provided that the last increase pursuant to this sentence shall occur on January 1, 2005. The Employee's salary shall be payable in regular increments in accordance with the Bank's payroll practices and subject to customary withholding. The amount of the Employee's salary shall be reviewed annually by the Board of Directors during the term of this Agreement. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Bank under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

                         (b) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

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             5. Benefits.

                         (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, in which the Bank's full time employees generally participate.

                         (b) Club Membership. The Bank shall pay membership dues and related fees and expenses for the Employee's membership in an appropriate club or clubs approved by the President and Chief Executive Officer of the Bank, to be used for ordinary and necessary business purposes of the Bank.

                         (c) Automobile. Consistent with past practice, the Bank shall provide the Employee with the use of a Bank automobile.

             6. Vacations; Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Bank's Board of Directors, and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

             7. Termination of Employment.

                         (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination, (1) the Bank shall pay to the Employee during the remaining term of this Agreement the Employee's salary at the annual rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Employee if he had continued to be employed under this Agreement, and (2) the Bank shall continue to provide to the Employee during the remaining term of this Agreement the same group health benefits and other group insurance and group retirement benefits, to the extent that the Bank can do so under the terms of applicable plans, as are maintained by the Bank for the benefit of its executive officers from time to time during the remaining term of this Agreement.

                         (b) Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Employee the Employee's salary through the Date of Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

                         (c) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days' written notice to the Bank or such shorter period as may be agreed upon between the Employee and the Board of Directors of the Bank. In the

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event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

                         (d) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the Employee is otherwise unable to serve as Vice President-MIC/Accounting, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided by the Bank for executive officers generally.

                         (e) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                         (f) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                         (g) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                         (h) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

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             8. Certain Reduction of Payments by the Bank.

                         (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a change in control would cause any amount to be nondeductible for federal income tax purposes pursuant to Section 280G of the Code, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                         (b)  Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

             9. Non-Disclosure and Non-Competition. The provisions of this Section 9 shall survive termination of this Agreement.

                         (a) Non-Disclosure of Confidential Information. During the term of this Agreement and thereafter, the Employee shall not disclose confidential information of the Bank to anyone except as permitted by the Bank or under compulsion of law.

                         (b) Non-Competition. In the event that the Employee terminates his employment by the Bank during the term of this Agreement, or in the event that after termination, or the expiration of the term, of this Agreement, the Employee voluntarily terminates his employment with the Bank after the Bank has offered to continue to employ him with the same salary and benefits as would have applied under this Agreement, then for a period of one year after he ceases to be employed by the Bank, the Employee shall not, directly or indirectly, as a director, employee or consultant, provide services to any bank, savings association or credit union, or other mortgage or consumer lender with an office within Eau Claire or Chippewa Counties, Wisconsin.

             10. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

             11. Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 18 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such

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reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

12. No Assignments.

                         (a)  This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank in the same amount and on the same terms as the compensation pursuant to Section 7(a) hereof. For purposes of implementing the provisions of this Section 12(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                         (b)  This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

             13. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

             14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

             15. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

             16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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             17. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Wisconsin.

             18. Arbitration. Except with respect to a breach of alleged or threatened breach of Section 9 of this Agreement by the Employee, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

             THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

CITIZENS COMMUNITY FEDERAL /s/ James G. Cooley By: James G. Cooley Its: C.E.O. Employee /s/ Rebecca Johnson Rebecca Johnson